Exhibit 99.1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of July 11, 2025, is by and among Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”), Honey Badger Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and each of the undersigned stockholders (each, a “Stockholder”, and together the “Stockholders”) of Monogram Technologies Inc., a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of (i) the number of shares of common stock, par value $0.001 per share (“Company Common Stock”), of the Company (as defined below) indicated opposite such Stockholder’s name on Schedule 1 attached hereto (such shares, together with any shares of Company Common Stock described in Section 4.4, the “Subject Shares” of such Stockholder) and (ii)(A) the number of shares of Company Preferred Stock (as defined in the Merger Agreement), (B) the number of Company Options (as defined in the Merger Agreement) and (C) any other securities or rights to acquire beneficial ownership of the number of shares of Company Common Stock indicated opposite such Stockholder’s name on Schedule 2 attached hereto (the “Subject Securities” of such Stockholder);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time (the “Merger Agreement”), which provides, among other things, for Merger Sub to be merged with and into the Company, with the Company surviving such merger as a wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that each Stockholder, and as a material inducement and in consideration therefor, each Stockholder (solely in such Stockholder’s capacity as a beneficial owner of the Subject Shares and Subject Securities) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article I

AGREEMENT TO VOTE

Section 1.1         Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote (or to give consent) thereon: (a) cause all of the Subject Shares to be counted as present at any such annual or special meeting or adjournment or postponement thereof for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted if another Person is the holder of record of any Subject Shares beneficially owned by such Stockholder) at any such annual or special meeting or adjournment or postponement thereof, or deliver (or cause to be delivered) a written consent with respect to, all of such Stockholder’s Subject Shares (i) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger, (ii) against any Acquisition Proposal and (iii) against any other action that is intended or would reasonably be expected to materially impede, interfere with or delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. Until the Effective Time, each Stockholder shall retain at all times the right to vote the Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

Section 1.2         Irrevocable Proxy. Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all previous proxies granted with respect to the Subject Securities. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.1 above as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to the Subject Shares. Except as otherwise provided herein, the proxy and related interest granted by each Stockholder pursuant to this Section 1.2 is irrevocable and is granted in consideration of Parent and Merger Sub entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.1 above. The proxy granted by each Stockholder shall be revoked, terminated and of no further force or effect, automatically and without further action, upon termination of this Agreement in accordance with Section 5.2 hereof. Each Stockholder shall, to the extent requested by Parent, use commercially reasonable efforts to cause each other Person having voting power with respect to any of the Subject Shares to execute and deliver to Parent a proxy with respect to such shares, which shall be identical to the proxy in this Section 1.2.

Article II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder, severally and not jointly, represents and warrants to Parent and Merger Sub that:

Section 2.1         Organization and Good Standing. Each Stockholder that is an entity is duly organized, validly existing and in good standing under the Legal Requirements of its jurisdiction of organization. Each Stockholder has full power and authority, and each Stockholder that is an entity is duly authorized, to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder.

Section 2.2         Authority; Binding Agreement. Each Stockholder has all requisite legal right, power, authority and capacity to execute, deliver and perform such Stockholder’s obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Stockholder, and constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights, and by general equitable principles, and, no other action is necessary to authorize the execution and delivery by the Stockholder or the performance of the Stockholder’s obligations hereunder.

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Section 2.3         Non-Contravention. The execution and delivery of this Agreement by each Stockholder does not, and the performance by such Stockholder of such Stockholder’s obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby will not (a) conflict with or violate any Legal Requirement or judgment applicable to such Stockholder or the Subject Shares or Subject Securities of such Stockholder, (b) except as may be required by applicable U.S. securities laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Body) under, violate or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances on such Stockholder’s properties or assets (including the Subject Shares or Subject Securities of such Stockholder) pursuant to, any (i) Contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on such Stockholder or the Subject Shares or Subject Securities of such Stockholder or (ii) any applicable Legal Requirement or (iii) any provision of the organizational or governing documents with respect to each Stockholder that is an entity, or (c) render any Takeover Law applicable to the Merger or any other transaction involving Parent, Merger Sub or any Affiliate thereof, in the case of each of clauses (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of such Stockholder to perform such Stockholder’s obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.

Section 2.4         Ownership of Subject Shares; Subject Securities; Total Shares. Each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares and Subject Securities of such Stockholder and has good and valid title to such Subject Shares free and clear of any Encumbrances, except for Encumbrances as may be imposed pursuant to (i) this Agreement (ii) the organizational documents of the Company, or (iii) the Securities Act or other applicable securities laws; provided, that any Encumbrances imposed pursuant to the organizational documents of the Company will not limit the ability of Parent to enjoy full rights of ownership of the capital stock of the Surviving Corporation immediately following Closing. Except pursuant to the Merger Agreement and this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire record or beneficial ownership of all or any portion of the Subject Shares or Subject Securities. Except for the Stockholder’s Subject Shares and Subject Securities, such Stockholder is not a record or beneficial owner of any (a) Company Common Stock or voting securities of the Company or (b) options, warrants or other rights to acquire, or securities convertible into or exchangeable for (in each case, whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any capital stock, voting securities or securities convertible into or exchangeable for Company Common Stock or voting securities of the Company.

Section 2.5         Voting Power. Other than as provided in this Agreement, each Stockholder has investment and voting decision control with respect to all of the Subject Shares of such Stockholder, and investment and voting decision control of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares and Subject Securities of such Stockholder. None of the Subject Shares of such Stockholder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

Section 2.6         Reliance. Each Stockholder has been represented by or had the opportunity to be represented by independent counsel of such Stockholder’s own choosing and has had the right and opportunity to consult with such Stockholder’s attorney, and to the extent, if any, that each Stockholder desired, each Stockholder availed itself of such right and opportunity. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

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Section 2.7         Absence of Litigation. With respect to each Stockholder, as of the date hereof, there is no Action pending against, or, to the knowledge of such Stockholder, threatened in writing against, and there is no judgment imposed upon, such Stockholder or any of such Stockholder’s properties or assets (including the Subject Shares and Subject Securities) except as would not, individually or in the aggregate, be reasonably expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact such Stockholder’s ability to perform such Stockholder’s obligations hereunder in any material respect.

Section 2.8         Brokers. Other than with respect to the Financial Advisor engaged by the Company, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of any Stockholder, on behalf of any such Stockholder in its capacity as a stockholder of the Company.

Article III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub represent and warrant to the Stockholders, jointly and severally, that:

Section 3.1         Organization; Authorization. Each of Parent and Merger Sub is duly organized or formed, as applicable, validly existing and in good standing under the Legal Requirements of the jurisdiction in which it is organized. The consummation of the transactions contemplated hereby are within each of Parent’s and Merger Sub’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent and Merger Sub. Each of Parent and Merger Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 3.2         Binding Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Legal Requirement of general applicability relating to or affecting creditors’ rights, and by general equitable principles, and no other action is necessary to authorize the execution and delivery by the Parent or Merger Sub or the performance of Parent’s or Merger Sub’s obligations hereunder.

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Article IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.2:

Section 4.1         No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.2, no Stockholder shall, directly or indirectly, (a) create or permit to exist any Encumbrances, other than Encumbrances as may be applicable under the Securities Act or other applicable securities Legal Requirements or as expressly contemplated or permitted by the Merger Agreement and the terms of the organizational documents of the Company and that would not limit the ability of Parent to enjoy full rights of ownership of the capital stock of the Surviving Corporation, on all or any portion of the Subject Shares or Subject Securities, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (whether by sale, liquidation, dissolution, dividend or distribution), or enter into any derivative arrangement with respect to (collectively, “Transfer”), all or any portion of the Subject Shares or Subject Securities, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any Transfer of the Subject Shares or Subject Securities, or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to all or any portion of the Subject Shares, (e) deposit or permit the deposit of all or any portion of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to all or any portion of the Subject Shares or (f) take or permit any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions. Except as provided hereunder or under the Merger Agreement, from and after the date hereof until this Agreement is validly terminated in accordance with Section 5.2, no Stockholder shall tender, agree to tender or cause or permit to be tendered all or any portion of the Subject Shares into or otherwise in connection with any tender or exchange offer. Any action taken in violation of the foregoing sentences of this Section 4.1 shall be null and void ab initio and each Stockholder agrees that any such prohibited action may and should be enjoined. If any involuntary Transfer of all or any portion of the Subject Shares or Subject Securities of such Stockholder shall occur (including, if applicable, a sale by a Stockholder’s trustee in any bankruptcy, or a sale to a Merger Sub at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with Section 5.2. From and after the date hereof until this Agreement is validly terminated in accordance with Section 5.2, each Stockholder agrees that it shall not, and shall cause each of such Stockholder’s Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, each Stockholder may make Transfers of Subject Shares and Subject Securities of such Stockholder (i) to any “Permitted Transferee” (as defined below), in which case any such transferred Subject Shares or Subject Securities shall continue to be bound by this Agreement and provided that any such Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement prior to the consummation of any such Transfer, or (ii) as Parent may otherwise agree in writing in its sole discretion. A “Permitted Transferee” means, with respect to any Stockholder, (A) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of such Stockholder, (B) any charitable organization described in Section 170(c) of the Code, (C) any trust, the beneficiaries of which include only the Persons named in clause (A) or (B) of this definition, or (D) any corporation, limited liability company or partnership, the stockholders, members and general or limited partners of which include only the Persons named in clause (A) or (B) of this definition.

Section 4.2         No Exercise of Appraisal Rights; Actions. Each Stockholder (a) waives and agrees not to exercise or assert any appraisal or dissenters’ rights (including under Section 262 of the DGCL) in respect of all or any portion of the Subject Shares of such Stockholder that may arise with respect to the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any Actions (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person (except with respect to fraud or misconduct) in connection with the negotiation and entry into the Merger Agreement or the transactions contemplated thereby.

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Section 4.3         Documentation and Information. Except as required by applicable Legal Requirements (including the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), no Stockholder (solely in its capacity as such) shall, and each Stockholder shall direct such Stockholder’s Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent. Each Stockholder (solely in its capacity as such) consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholders’ identity and ownership of each Stockholder’s Subject Shares or Subject Securities, the existence of this Agreement and the nature of each Stockholder’s commitments and obligations under this Agreement, and each Stockholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body. Each Stockholder agrees to promptly give Parent any information related to such Stockholder as Parent may reasonably require for the preparation of any such disclosure documents, and each Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

Section 4.4         Adjustments; Additional Shares. If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, exchange of shares, reorganization, merger, conversion or other similar transaction, or (b) such Stockholder shall become the record or beneficial owner of any additional shares of Company Common Stock, then the terms of this Agreement shall apply, without further action of the parties hereto, to the shares of Company Common Stock held by such Stockholder immediately following the effectiveness of the events described in this Section 4.4(a) or such Stockholder becoming the record or beneficial owners thereof as described in Section 4.4(b), as though, in either case, they were Subject Shares of such Stockholder hereunder and such Stockholder will promptly notify Parent of any such event.

Article V

MISCELLANEOUS

Section 5.1         Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto) or sent by overnight courier (providing proof of delivery) to the parties as follows: (a) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement and (b) if to a Stockholder, to such Stockholder’s address or e-mail address set forth on a signature page hereto or, in the case of clauses (a) and (b), such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 5.2         Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the entry, without the prior written consent of the Stockholders, into any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to any of the Stockholders pursuant to the Merger Agreement as in effect on the date hereof and (d) the mutual written consent of all of the parties hereto. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.2 shall relieve any party hereto from liability for damages resulting from an intentional breach of this Agreement or from fraud prior to termination of this Agreement and (ii) the provisions of this Article V shall survive any termination of this Agreement.

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Section 5.3         Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto or, in the case of a waiver, by each party hereto against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.4         Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Merger is consummated.

Section 5.5         Binding Effect; No Third-Party Beneficiaries; Assignment. The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1. No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 5.6         Governing Law; Jurisdiction.

(a)      This Agreement and all disputes, actions or proceedings (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any action or proceeding arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware or, if (but only if) such court lacks subject matter jurisdiction, any state or federal court within the State of Delaware (collectively, the “Delaware Courts”). The parties hereto (i) irrevocably and unconditionally consent and submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and (ii) irrevocably consent to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 5.1; provided, however, that nothing in this Section 5.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by applicable Legal Requirements. Each of the parties hereto irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum or lack of jurisdiction to the maintenance of such action or proceeding in the Delaware Courts. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

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(b)    EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.6b).

Section 5.7         Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

Section 5.8         Entire Agreement. This Agreement (together with Schedule I, Schedule II and the other documents delivered pursuant hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter of this Agreement.

Section 5.9         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

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Section 5.10       Specific Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.6(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance is an integral part of the Transactions and without that right, the parties would not have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Legal Requirements or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.10 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.11       Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 5.12       Further Assurances. Parent, Merger Sub and each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirement and regulations, to perform their respective obligations under this Agreement.

Section 5.13       Interpretation. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neutral gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the term “or” is not exclusive and shall mean “and/or”. Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. Except as otherwise indicated, all references in this Agreement to “Sections” or “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. The term “dollars” and character “$” shall mean United States dollars.

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Section 5.14       Capacity as Stockholder. Notwithstanding anything herein to the contrary, (a) each Stockholder signs this Agreement solely in such Stockholder’s capacity as a Stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of such Stockholder in such Stockholder’s capacity as an officer, director or employee of the Company, and (b) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer and no such action or failure to take such action shall be deemed a breach of this Agreement.

Section 5.15       No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

Section 5.16       No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares or Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise provided herein.

[Signature Page Follows]

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The parties hereto are executing this Agreement on the date set forth in the introductory clause.

ZIMMER BIOMET HOLDINGS, INC.

By:
Name:
Title:

HONEY BADGER MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

[STOCKHOLDER]

By:
Name:
Title:
Address:
Email:

[Signature Page to Voting Agreement]